Exhibit 10.12
DRAFT – NOT EXECUTED

REAL ESTATE ACQUISITION
AND
DEVELOPMENT AGREEMENT

By and Between

THE CITY OF LIMA, OHIO

and

LIMA ENERGY COMPANY

Dated as of
July 1, 2010

i

EXHIBIT A DECLARATION OF COVENANTS	A-1
EXHIBIT B PROPERTY	B-1

ii

This REAL ESTATE ACQUISITION AND DEVELOPMENT AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2010, by and between THE CITY OF LIMA, OHIO, a municipal corporation duly organized and validly existing under the Constitution and laws of the State of Ohio and its Charter (the “City”), and LIMA ENERGY COMPANY, an Ohio corporation (the “Company”), under the circumstances summarized in the following recitals (capitalized words and terms used in the recitals have the meanings assigned to them in Article I):

WHEREAS, the City previously acquired the Property to promote and advance the City’s Purposes; and

WHEREAS, the Company desires to acquire the Property to construct and operate the Project; and

WHEREAS, the City has determined that the Company’s construction and operation of the Project will promote and advance the City’s Purposes; and

WHEREAS, subject to the terms and conditions contained herein, the City has provided, and shall continue to provide, services to facilitate the Company’s construction and operation of the Project; and

WHEREAS, the City is willing to convey the Property to the Company to facilitate the construction and operation of the Project;

NOW, THEREFORE, in consideration of the foregoing premises, the representations, agreements and covenants contained in this Agreement, the City and the Company agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.  Definitions.     Capitalized words and terms used in this Agreement shall have the following meanings:

“Acquisition Right” means the right granted to the Company by the City to acquire the Property pursuant to Article II.

“Acquisition Closing” means the Company’s exercise of the Acquisition Right and its acquisition of the Property.

“Acquisition Period” means that period of time commencing upon the execution and delivery of this Agreement and ending on September 1, 2011, unless otherwise extended by mutual agreement.

“Agreement” means this Agreement.

“City” means the City of Lima, Ohio, a municipal corporation duly organized and validly existing under the Constitution and laws of the State of Ohio and its Charter.

“City Purposes” means the elimination and prevention of blight, the creation and preservation of jobs and employment opportunities, the improvement of the economic welfare of the residents of the City and the State, the increase of the valuation of the Property on the tax list and duplicate and the resulting increase in the amount of ad valorem taxes to be collected by the City and other political subdivisions, and the increase of the taxes collected by the City on the income of individuals and the net profits of businesses.

“Commencement of Commercial Operations” means the date on which the Project produces synthetic natural gas or electricity  and delivers either natural gas or electricity for sale.

“Community Reinvestment Agreement” means the Community Reinvestment Agreement, City of Lima, Ohio CRA #5, Lima Energy Company, by and between the City and Lima Energy executed by the City on August 30, 2004 and by Lima Energy on September 2, 2004.

“Company” means the Lima Energy Company, a corporation duly organized and validly existing under the laws of the State of Ohio and its successors and assigns.

“CRA Donation Agreement” means the Global CRA Donation Agreement made and entered into on August 31, 2004 by and between Lima Energy, the City and the Lima City School District, as amended from time to time.

“Declaration of Covenants” means a declaration in the form attached as Exhibit A.

“Deed” means a quit claim deed from the City to the Company conveying the Property, subject to the retention by the City of all easements necessary for public streets and utilities.

“Enterprise Zone Agreement” means the Enterprise Zone Agreement by and among the City, the Board of County Commissioners of Allen County, Ohio, and Lima Energy executed by the City on June 7, 2004, by the Board of County Commissioners on July 20, 2004 and by Lima Energy on June 28, 2004.

“Force Majeure” means acts of God; fires; epidemics; landslides; floods; strikes; lockouts or other industrial disturbances; acts of public enemies; acts or orders of any kind of any governmental authority; insurrections; riots; civil disturbances; arrests; explosions; breakage or malfunctions of or accidents to machinery, transmission pipes or canals; partial or entire failures of utilities; shortages of labor, materials, supplies or transportation; lightning, earthquakes, hurricanes, tornadoes, storms or droughts; periods of unusually inclement weather or excessive precipitation; or any cause or event not reasonably within the control of the City or the Company, as the case may be.

“Lima Energy” means Lima Energy Company, an Ohio corporation.

“Mayor” means the Mayor of the City.

“Multi-Party EZ Donation Agreement” means the Multi-Party  Enterprise Zone Donation Agreement made and entered into June 22, 2004 by and between Lima Energy, the City and the Lima City School District.

“Net Distributable Cash Flow” means all gross income received by the Company for operation of the Project less (i) taxes paid by the Company from the ownership and operation of the Project, (ii) the Company’s operational and maintenance costs, including major maintenance  accrual, of the Project, (iii) all debt service, debt service reserves, and other reserves required by any lender to the Company of loans to pay costs of the  construction or operation of the Project. All transactions between the Company and  any Related Party shall be at commercially reasonable rates and terms. Net Distributable Cash Flow is intended to reflect the annual available cash benefits to shareholders of the Company

“Notice Address” means as to:

the City:	City of Lima
50 Town Square
Lima, Ohio 45801
Attention: Mayor

with a copy to:	City of Lima
50 Town Square
Lima, Ohio 45801
Attention: Director of Law

Company:	Lima Energy Company
312 Walnut Street, Suite 2300
Cincinnati, Ohio 45202-4094
Attention: President

"ODOD Grant" means that Grant Agreement entered into by the Ohio Department of Development, as grantor, and the City, as grantee, providing funds to offset certain costs of the City's development in creating a technical center/research laboratories job ready site, which site includes a portion of the Property.

“Payments in lieu of Personal Property Taxes” means the payments from the Company to the City pursuant to Section 4.2.

“Payments in lieu of Real Property Taxes” means any payments from the Company to the City pursuant to Section 4.1.

“Project” means an environmental energy park on the Property, initially consisting of synthetic natural gas, electric power, and hydrogen production facilities, and related ancillary facilities, and shall include all facilities located on the Property during the term of this Agreement. The City and the Company expect that the Project may be constructed in phases.

“Property” means the real property described in Exhibit B.

"Related Party" means as to the Company, initially, Global Energy Company, USA Synthetic Fuel Corporation and Gasification Engineering Corporation, and shall include (i) any other entity owned or controlled by the Company and (ii) any entity that is owned or controlled by an entity that owns or controls the Company.

“State” means the State of Ohio.

“Term” means the period of time commencing the day this Agreement has been signed by both the City and the Company and terminating on December 31, of the 20th full calendar year following the Commencement of Commercial Operations unless the Agreement is terminated pursuant to Section 2.6(b).

“Trust” means the Lima Energy Trust to be created as an Ohio non-profit corporation, in a form and substance satisfactory to the City and the Company.

Section 1.2.  Certain Words Used Herein; References.     Any reference herein to the City, any members or officers thereof, or any other public boards, commissions, departments, institutions, agencies, bodies or other entities, or members or officers thereof, includes, without limitation, entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or performing their functions lawfully.

Any reference to a section, provision or chapter of the Ohio Revised Code, federal or state laws or the Charter or Codified Ordinances of the City includes without limitation, that section, provision, chapter or law as amended, modified, revised, supplemented or superseded from time to time; provided, however, that no amendment, modification, revision, supplementation or superseding section, provision, chapter or law shall be applicable by reason of this Section if that applicability would constitute in any way an impairment of the rights, remedies, powers, covenants, agreements or obligations of the City or the Company under this Agreement.

Words of any gender include the correlative words of any other gender.  Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa.  The terms “hereof”, “herein”, “hereby”, “hereto” and “hereunder”, and similar terms refer to this Agreement; and the term “hereafter” means after, and the term “heretofore” means before, the date of this Agreement.

Unless the context clearly indicates otherwise, any reference to an “Article”, “Section” or “Exhibit” is a reference to an article, section or exhibit of this Agreement.

Section 1.3.  Captions and Headings.     The captions and headings of Articles, Sections and Exhibits of this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections or Exhibits of this Agreement.

ARTICLE II
ACQUISITION AND DEVELOPMENT

Section 2.1.  Grant of Acquisition Right.     The City hereby grants to the Company, subject to the terms and conditions of this Agreement, a right to purchase the Property, together with all buildings, structures and improvements located on the Property.

Section 2.2.  Exercise and Purchase Price.     The Company may exercise the Acquisition Right at any time during the Acquisition Period.

In consideration of the acquisition of the Property and the City’s longstanding support for the Project and services provided and to be provided by the City as set forth in this Agreement, to exercise its Acquisition Right, the Company shall:

(a) pay a  purchase price of $1,500,000 for the Property at the Acquisition Closing; and

(b) form the Trust prior to the Acquisition Closing; and

(c) contribute $100,000 to the Lima Energy Trust at the Acquisition Closing; and

(d) contribute annually to the Trust on or before March 31 for three years $100,000, commencing the calendar year immediately following the commencement of the construction of the Project; and

(e)  contribute annually to the Trust on or before March 31 for 20 years the lesser of five million dollars ($5,000,000) or ten percent (10%) of the Net Distributable Cash Flow of the Project for the immediately preceding calendar year, commencing the calendar year immediately following the first full calendar year immediately following Commencement of Commercial Operations.  In any year such contribution is less than $5,000,000, the Company shall allow the City or the Trust to review the Company’s audited accounts and to conduct an audit of the Company to verify the calculation of the amount of the contribution. To the extent permitted by law, the contents of the Company’s audited accounts and any such audit shall be treated as confidential information.  If there has been any underpayment of an annual contribution to the Trust, the Company shall promptly pay the balance it owes for the annual contribution.  If it is determined that the Company has underpaid any annual contribution by an amount in excess of $500,000, the Company shall pay reasonable and customary expenses for the review of the audited accounts or the audit, up to a maximum of $50,000.

Section 2.3.  Conditions Precedent.   The City’s obligation to convey the Property pursuant to the Acquisition Right is subject to the occurrence of the following events on or prior to the date of the Acquisition Closing:

(a)           The creation of the Trust in a form satisfactory to the City; and

(b)           The delivery to the City on the date of the Acquisition Closing the items listed in 2.4(b); and

(c)           If agreed by the Lima City School District, the execution of any necessary amendment to the CRA Agreement by the City and the Company to provide that that the 15 years of tax abatement ,and the payments in lieu of those taxes, commences after the Acquisition Closing.

Section 2.4.  Acquisition Closing.     The Acquisition Closing shall be held at a time and place mutually agreed upon by the City and the Company.

(a)           On or prior to the date of the Acquisition Closing, City shall provide the following:

(i)            The executed Deed; and

(ii)           Evidence to the satisfaction of the Company that all current taxes and assessments accrued as of the date of the Acquisition Closing have been paid or provision for their payment has been made at closing.

(b)           At Acquisition Closing, the Company shall provide the following:

(i)            Payment, in a form satisfactory to the City, of $1,500,000 to the City; and

(ii)           Payment, in a form satisfactory to the City, of $100,000 to the Trust; and

(iii)          The executed Declaration of Covenants.

Section 2.5.  Casualty; Condemnation.     In the event that during the Acquisition Period the Property or any portion of the Property shall be damaged or destroyed, or taken or condemned by any governmental authority or other entity having the power of eminent domain, or the City receives a notice of a proposed taking or condemnation, the City shall immediately notify the Company in writing of the occurrence of any of those events.  The Company shall then have the right to (a) terminate this Agreement by giving written notice to the City, and both the City and the Company shall be released from all further obligations under this Agreement, or (b) proceed with the Acquisition Closing but require the City to assign to the Company at the Acquisition Closing all of the City’s right, title and interest in any proceeds of insurance payable in connection with the damage or destruction or any awards that may be made by reason of a taking or condemnation, in which event there shall be no adjustment to the Purchase Price.

Section 2.6.  Default; Nonexercise of Acquisition Right.     (a) If the City defaults in the performance of any of its obligations set forth in this Article II, the Company shall be entitled to exercise all remedies as may be available to it either at law or in equity.

(b)           If the Company fails to exercise the Acquisition Right, during the Acquisition Period this Agreement terminates on September 1, 2010 and the City and the Company shall be released from all further obligations under this Agreement.  The Term of this Agreement shall be extended 10 months to July 1, 2011 upon payment by September 1, 2010, of $100,000 by the Company to the City.

Section 2.7  Development and Use.     Upon its acquisition of the Property, the Company agrees and covenants that:

(a)           Construction.  By June 30, 2014, it shall (i) complete the construction of the Project and (ii) be employing at least 90 individuals on a full-time basis (or the equivalent thereof) at the Project.

(b)           Use of the Property.  It shall, unless otherwise agreed by the City in writing, use the Property solely for the Project. Such use shall be consistent with the site use requirements of the ODOD Grant, and the Company covenants that it will provide necessary documentation for the City's site certification due December 18, 2010 pursuant to the ODOD Grant.

(c)           Compliance with Law.  It shall construct and operate the Project in accordance with all applicable federal, State and local environmental and health and safety laws, regulations and ordinances including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., and the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., all analogous State laws, and any governmental or regulatory permits, orders and directives issued with respect to the Project.  If the Project ceases operations, the Company covenants that it shall comply with all applicable requirements under the Cessation of Regulated Operations Statute, O.R.C. Ch. 3752, including any regulations, orders or directives thereunder, and shall conduct any and all investigatory, remedial or monitoring activities necessary or required to properly address any releases, discharges, emissions, wastes, pollution, contamination, or environmental threats or impacts relating to or arising out of the Project or its operations in accordance with all applicable laws, regulations, ordinances, permits, orders or directives.

(d)           Feedstock.  The  Project will use petroleum coke and coal as its primary feedstock.  Any renewable or other fuel may used pursuant to a written agreement with the City.

(e)           Employment Opportunities.  It shall use its best efforts to provide that at least 20% of the Project’s initial employees will be residents of the City residing south of Kibby Street.  The Company further represents that it expects that the Project will continually employ at least 90 individuals on a full-time basis (or the equivalent thereof) after Commencement of Commercial Operations.

(f)           Conveyance of Necessary Easements, Right-of-Way or other Property Interest.  It shall convey to the City, at no cost or expense to the City, any easement, rights-of-way or other property interest in the Property necessary to permit construction or improvement of a railroad grade separation on Main Street.

(g)           Covenants Running with the Land.  It shall immediately, at its expense, file the Deed and the Declaration of Covenants in the Official Records at the Recorder of Allen County, Ohio.

Section 2.8.  Construction of the Project.     The Company covenants that it will complete the Acquisition Closing prior to any further construction of the Project.

Section 2.9.  City Covenants.     Upon Commencement of Commercial Operations, the City covenants to improve the sidewalks and curbs adjacent to Main Street, Third Street and Fourth Street.  The City’s construction or improvement of the railroad grade separation on Main Street, referred to in Section 2.6(f) above, shall be in the form of a concrete retaining wall and not an earthen berm.

ARTICLE III
THE CITY

Section 3.1.  Prior Services.     To promote and advance the City’s Purposes, to facilitate the Company’s construction and operation of the Project, in anticipation of the execution and delivery of this Agreement, the City has performed the following services:

(a)           Acquired the Property.

(b)           Remediated the Property in accordance with Ohio Revised Code Chapter 3746, received a covenant from the Ohio Environmental Protection Agency not to sue pursuant to Ohio Revised Code Chapter 3746, received a comfort letter for the United States Environmental Protection Agency in support of the Ohio Environmental Protection Agency’s action, received an affidavit from the Ohio Environmental Protection Agency stating that no operating and maintenance plan for the Property is required, and recorded covenant not to sue, the comfort letter and the affidavit in the Official Records of the Recorder of Allen County, Ohio.

(c)           Advocated and facilitated sales and transmission of electrical power to be produced by the Project.

(d)           Employed consultants and legal counsel to facilitate the Company’s construction and operation of the Project.

(e)           Formally intervened and supported the Project before the Federal Energy Regulatory Commission.

(f)           Facilitated the required certification of the Project by the Ohio Power Siting Board.

(g)           Supported the Project through the permitting process of the Ohio Environmental Protection Agency.

(h)           Commenced various public improvements to facilitate the Project.

(i)           Permitted the Company to commence construction of the Project on the Property in anticipation of this Agreement.

Section 3.2.  Future Services and Obligations.     The City agrees to:

(a)           Provide pre-screening skill assessments for, and identify eligible City residents as, prospective employees at the Project; and

(b)           Construct various public improvements to facilitate the Project.

Section 3.3.  Authority.     The City represents and covenants that:

(a)           It is a municipal corporation duly organized and validly existing under the Constitution and laws of the State of Ohio and its Charter.

(b)           The execution and delivery of this Agreement by the City, and its performance of the City’s obligations contemplated hereby, have been duly authorized.

(c)           This Agreement constitutes the valid and binding obligation of the City in accordance with its terms.

(d)           Neither the execution and delivery of this Agreement, nor the performance of the City’s obligations hereunder, will conflict with or constitute a default under any other obligations of the City.

ARTICLE IV
THE COMPANY

Section 4.1.  Payments in Lieu of Real Property Taxes.     Pursuant to the Community Reinvestment Agreement, the Project is exempt from real property taxes for a period of 15 years.  Pursuant to the CRA Donation Agreement for the benefit of the Lima City School District, the Company agreed to pay to the City in each year an amount equal to 40% of the real property taxes exempted pursuant to the Community Reinvestment Agreement during that year.  In addition, the Company agrees to pay to the City in each year an amount equal to the remaining 60% of the real property taxes exempted pursuant to the Community Reinvestment Agreement during that year.

If all or any portion of the Project is further exempted from real property taxes during the Term, the Company hereby agrees and covenants to thereafter pay to the City in each year payments in lieu of taxes equal to the amount of the real property taxes exempted during that year.  Such payments shall be paid on or before the dates on which the real property taxes would have otherwise be due or payable.

Any such payments in lieu of taxes not paid when due shall bear interest and shall be subject to penalties at the same rate and in the same amount, and payable at the same time, as would be payable for delinquent real property taxes.

Section 4.2.  Payments in Lieu of Personal Property Taxes.     Pursuant to the Enterprise Zone Agreement, all personal property located on the Property is exempt from personal property taxes for 10 years.  Pursuant to the Multi-Party EZ Donation Agreement, Lima Energy agreed to pay to the County Auditor of Allen County, Ohio an amount equal to 40% of the amount of the personal property taxes exempted pursuant to the Enterprise Zone Agreement.  Since the execution and delivery of the Enterprise Zone Agreement and the Multi-Party EZ Donation Agreement, the 126th Ohio General Assembly amended Ohio Revised Code Section 5711.22 that provides that all manufacturing equipment not used in Ohio by the owner of the manufacturing equipment before January 1, 2005 shall be listed for personal property taxes at zero percent of its true value.  Thus, all of the Project’s manufacturing equipment will not be subject to personal property taxes, and, thus, none of the Project’s manufacturing equipment will be exempted from personal property taxes pursuant to the Enterprise Zone Agreement.

Furthermore, Ohio Revised Code Section 5711.22, as amended, reduced the percentage that all other personal property used in business is listed for personal property taxes from 25% of its true value for tax year 2005, to 18-3/4% of its true value for tax year 2006, to 12-1/2% for tax year 2007, to 6-1/4% for tax year 2008, and to zero percent for tax years 2009 and thereafter.

In addition, the 128th  Ohio General Assembly enacted Substitute House Bill 232 that exempts qualifies projects, including all energy renewable technologies, from tangible personal property taxes and real property taxes if the project is constructed prior to January 1, 2012.

  Therefore, the value of the personal property exempted by, and the amount Lima Energy would pay pursuant to, the Enterprise Zone Agreement is less than contemplated by the City and Lima Energy at the time the Enterprise Zone Agreement was executed and delivered.  Thus:

(a)           The Company hereby agrees that at Commencement of Commercial Operations that it will provide to the City a schedule of all the personal property located on the Property listing the costs of the personal property and the useful life of the personal property determined in accordance with the modified accelerated cost recovery system provided in the Internal Revenue Code of 1954, as amended.  On or before June 1 of the year immediately succeeding Commencement of Commercial Operations and on or before June 1 of each year thereafter, the Company agrees to pay to the City an amount equal to .04329, multiplied by 25% of the “adjusted basis” of the personal property located on the Real Property at Commencement of Commercial Operation.  For purposes of this paragraph, “adjusted basis” of that personal property in the year immediately succeeding Commencement of Commercial Operations means 100% of the costs of that personal property, and in each succeeding year shall mean the initial adjusted basis of that property minus depreciation of the personal property deducted in the same amount of each year of its useful life (“straight line method” of depreciation).  If the Project is constructed in phases, upon the Commencement of Commercial Operations resulting in additional production capacity, the Company hereby agrees that it will provide to the City a schedule of all the personal property located on the Property which will have been installed to produce the additional capacity, and the useful life of that personal property determined in accordance with the modified accelerated cost recovery system provided in the Internal Revenue Code of 1954, as amended.  The Company agrees to pay to the City an amount for the newly installed personal property in accordance with the formula set forth in this paragraph.  Currently, the Company anticipates the construction of the first phase to result in an energy equivalent of 120 megawatts (MW) of power, the construction of the second phase to add an energy equivalent of 60 MW, and the construction of the third phase to bring the total Project production capacity to 540 MW,

(b)           If all or any portion of personal property located on the Property placed in service after Commencement of Commercial Operations should be subject to taxes by the State of Ohio or any of its political subdivisions, and if all or any portion of such personal property is exempted from such taxes during the Term, the Company agrees and covenants thereafter to pay to the City in each year payments in lieu of taxes equal to the amount of such taxes exempted during that year.  Such payments shall be paid on or before the dates on which the personal property taxes would have otherwise been due or payable.

(c)           Any payment in lieu of taxes pursuant to (a) above not paid when due shall bear interest and shall be subject to penalties at the same rate and in the same amount as would be payable for delinquent real property taxes.

(d)           Any payment in lieu of taxes pursuant to (b) above not paid when due shall bear interest and shall be subject to penalties at the same rate and in the same amount, and payable at the same time, as would be payable for delinquent personal property taxes.

Section 4.3.  Contractor Tax Identification.

The Company will provide a list of all contractors and subcontractors performing work on the Property, and their respective federal tax identification numbers to facilitate reporting, withholding and payment of the City tax on the income of individuals and on the net profits of businesses.

Section 4.4.  Authority.

The Company represents and covenants that:

(a)           It is a Company duly organized and validly existing under the laws of the State of Ohio.

(b)           The execution and delivery of this Agreement by the Company, and its performance contemplated hereby, have been duly authorized.

(c)           This Agreement constitutes the valid and binding obligations of the Company in accordance with its terms.

(d)           Neither the execution or delivery of this Agreement, nor the performance of the obligations hereunder, by the Company will conflict with or constitute a default under any other obligation of the Company.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

Section 5.1.  Events of Default and Remedies.

(a)           Except as otherwise provided in this Agreement, in the event of any default in or breach of this Agreement, or any of its terms or conditions, by the City or the Company, each shall, upon written notice from the other, proceed promptly to cure or remedy such default or breach.  In case such remedial action is not taken or not diligently pursued within thirty (30) days of such written notice, the entity asserting default or breach may institute such proceedings at law or in equity, and in the case of a claim against the City, an action in mandamus, as may be necessary or desirable in its opinion to remedy such default or breach.

(b)           Notwithstanding the preceding paragraph, if by reason of Force Majeure the City or the Company fails in the observance or performance of any of its agreements, duties or obligations to be observed or performed under this Agreement, the City or the Company, as appropriate, shall not be deemed to be in default under this agreement.  The City or the Company, as appropriate, will give notice promptly to the other of any event of Force Majeure and will use its best efforts to remedy that event with all reasonable dispatch; provided that the City and the Company will not be required to settle strikes, lockouts or other industrial disturbances by acceding to the demands of any opposing person or entity, when in the City’s or the Company’s, as appropriate, judgment, that course would be unfavorable to it.

Section 5.2.  No Remedy Exclusive.     Unless provided expressly otherwise herein, no right, remedy or power conferred upon or reserved to the City or the Company under this Agreement is intended to be exclusive of any other available right, remedy or power, but each right, remedy and power shall be cumulative and concurrent and shall be in addition to every other right, remedy and power available under this Agreement or existing at law, in equity or by statute or otherwise now or hereafter.

No exercise, beginning of the exercise, or partial exercise by the City or the Company of any one or more rights, remedies or powers shall preclude the simultaneous or later exercise by the City or the Company of any or all of its other rights, remedies or powers.  No delay or omission in the exercise of any right, remedy or power accruing upon any Event of Default hereunder shall impair that or any other right, remedy or power or shall be construed to constitute a waiver of any Event of Default hereunder, but any right, remedy or power may be exercised from time to time and as often as may be deemed to be expedient.

Section 5.3.  No Additional Waiver Implied by One Waiver.     In the event that any covenant, agreement or obligation under this Agreement shall be breached by the Company or the City, and the breach shall have been waived thereafter by the Company or the City, as the case may be, the waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other or any subsequent breach.

No failure by the City or the Company to insist upon the strict observance or performance by the other of any covenant, agreement or obligation under this Agreement and no failure to exercise any right, remedy or power consequent upon a breach thereof, shall constitute a waiver of any right to strict observance or performance or a waiver of any breach.  No express waiver shall be deemed to apply to any other breach or to any existing or subsequent right to remedy the breach.

Section 5.4.  Provisions Subject to Applicable Law.     All rights, remedies and powers hereunder may be exercised only to the extent permitted by applicable law.  Those rights, remedies and powers are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.

ARTICLE VI
MISCELLANEOUS

Section 6.1.  Notices.     All notices, certificates, requests or other communications hereunder shall be given sufficiently and shall be deemed given when mailed by registered or certified mail, postage prepaid to the appropriate Notice Address.

Section 6.2.  Extent of Provisions Regarding the City.     (a) All representations, covenants, agreements and obligations of the City under this Agreement and any related documents shall be effective to the extent authorized and permitted by applicable law.  None of those representations, covenants, agreements or obligations shall be deemed to be a representation, covenant, agreement or obligation of any present or future member, officer, agent or employee of the City in other than his or her official capacity.

(b)           Neither the members of City Council nor any official executing this Agreement or related documents shall be subject to any personal liability or accountability by reason of the execution or delivery of this Agreement, the deeds or related documents or by reason of the representations, covenants, agreements or obligations of the City herein.

(c)           The Mayor of the City is authorized to make any representation, covenant or warranty required by this Agreement, and any representation or covenant related to or in furtherance of the purpose of this Agreement.  Wherever actions or exercises of discretion are permitted or required by this Agreement, the Mayor is authorized to take such actions or exercises of discretion on behalf of the City.  All such acts or exercises of discretion shall be evidenced in writing.

Section 6.3.  Binding Effect.     This Agreement shall inure to the benefit of and shall be binding upon the City and the Company and their respective successors or assigns.  The City and the Company agree and acknowledge that the Trust is a third party beneficiary of this Agreement with the right to enforce the  contributions by the Company to the Trust pursuant to Section 2.2.  Other than the Trust, no third party is intended to or shall have any rights hereunder.

Section 6.4.  Disposition of Project and Assignment.     The Company hereby covenants that it will not sell, assign, convey, lease or transfer the Property or the Project without the prior written consent of the City.  The consent of the City for any sale, assignment, conveyance, lease or transfer shall be given if evidence, satisfactory to the City, is provided that:  (a) any proposed transferee, assignee or lessee shall have the qualifications and financial ability to construct and operate the Project and to perform the obligations and covenants of the Company under this Agreement, (b) the proposed transferee, assignee or lessee shall assume, in a written instrument satisfactory to the City, the performance of all obligations and covenants of the Company under this Agreement, and (c) all instruments and documents pertaining to the proposed sale, assignment, conveyance, lease or transfer shall be presented to the City for its review.  Nothing within this Agreement shall prohibit the Company from mortgaging the Property or the Project to obtain financing for it.

This Agreement cannot be assigned by the City or the Company without the written consent of the other.

Section 6.5.  Survival and Benefit; No Merger.     All representations, covenants, agreements and obligations of the City and the Company shall survive the Closing and shall inure to the benefit of and be binding upon their respective successors and assigns. This Agreement shall not merge with the Deed.

Section 6.6.  Execution of Counterparts.     This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same Agreement.  It shall not be necessary in proving this Agreement to produce or account for more than one of the counterparts.

Section 6.7.  Governing Law and Venue.     This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.  The City and the Company agree that any litigation regarding the terms or performance of this Agreement shall be filed in the Allen County, Ohio Court of Common Pleas, and the City and the Company consent to the jurisdiction and venue of that court.

Section 6.8.  Severability.     In case any section or provision of this Agreement is held to be illegal or invalid for any reason, or is inoperable at any time, that illegality, invalidity or inoperability shall not affect any other section or provision, all which shall be construed and enforced at the time as if the illegal, invalid or inoperable section or provision was not contained in this Agreement.

Section 6.9.  Entire Agreement.     This Agreement contains the entire agreement and understanding of the City and the Company with respect to subject matters contained herein, and this Agreement may not be amended, modified or discharged; and none of its terms may be waived, except by an instrument in writing signed by the City and the Company.

IN WITNESS WHEREOF, the City and the Company have caused this Agreement to be executed in their respective names by their duly authorized officers, all as of the date first written above.

Witnesses as to City of Lima	THE CITY OF LIMA, OHIO

By:
David J. Berger, Mayor

Approved:
Law Director

Witnesses as to the Company
LIMA ENERGY COMPANY

By:
Dwight N. Lockwood, Secretary

STATE OF OHIO	)
	)	SS:
COUNTY OF ___________	)

On this 7th day of June, 2010, David J. Berger, Mayor of the City of Lima, Ohio, personally appeared before me, and acknowledged the execution of the foregoing instrument and that the execution thereof is his voluntary act and deed on behalf of the City and the voluntary and corporate act and deed of the City.

Notary Public

STATE OF OHIO	)
	)	SS:
COUNTY OF __________	)

On this 7th day of June, 2010, Dwight N. Lockwood, Secretary of the Lima Energy Company  personally appeared before me, and acknowledged the execution of the foregoing instrument and that the execution thereof is his voluntary act and deed on behalf of the Company and the voluntary and corporate act and deed of the Company.

Notary Public

EXHIBIT A
DECLARATION OF COVENANTS

This DECLARATION OF COVENANTS (this “Declaration”) is made by Lima Energy Company, an Ohio corporation (the “Declarant) with a mailing address of 312 Walnut Street, Suite 2300, Cincinnati, Ohio  45202-4094.

WITNESSETH:

WHEREAS, the Declarant has acquired and currently holds fee simple title in the real property described in Appendix A attached hereto (the “Property), having acquired such fee simple title by instrument number ________________ recorded in the Official Records of the Office of the Recorder of Allen County, Ohio; and

WHEREAS, the Declarant and the City of Lima, Ohio (the “City”) entered into a Real Estate Acquisition and Development Agreement dated as of June 7th, 2010 (the “Agreement”); and

WHEREAS, this Declaration is being made and filed of record pursuant to Section 2.7(g) of the Agreement;

NOW, THEREFORE, the Declarant, pursuant to the Agreement and for itself and all subsequent owners of the Property, hereby declares that the Property or any part thereof (the Declarant and each subsequent owner is individually referred to as an “Owner” and collectively as the “Owners”) and the Project (as defined in the Agreement) thereon shall be held, developed, encumbered, leased, occupied, improved, built upon, used and conveyed subject to the following terms and provisions:

Section 1.  Covenant to Make Payments in Lieu of Taxes.  The Declarant covenants to pay all Payments in lieu of Real Property Taxes and Payments in lieu of Personal Property Taxes (each as defined in the Agreement) pursuant to and in accordance with the Agreement.  Such Payments in lieu of Real Property Taxes and Payments in lieu of Personal Property Taxes as are levied and assessed from time to time shall be made semiannually to the City on or before the date on which the semi-annual payment in respect of real property taxes would otherwise be due and payable for the Improvements without penalty or interest. Each semiannual payment of Payments in lieu of Real Property Taxes shall be in the same amount as the real property taxes that would have been charged and payable had any exemption from real property taxes not been granted, including any interest assessed on any late payment of such taxes (currently established under Sections 323.121(B)(1) and 5703.47 of the Ohio Revised Code).  Each annual payment of Payments in lieu of Personal Property Taxes due pursuant to Section 4.2(a) of the Agreement shall be in the amount determined in accordance with that Section and Section 4.2(c) of the Agreement.  Each semi-annual payment of Payments in lieu of Personal Property Taxes due pursuant to Section 4.2(b) of the Agreement shall be in the same amount as the personal property taxes that would have been charged and payable had the exemption from personal property taxes not been granted, including any interest assessed on any later payment of such taxes (currently established under Ohio Revised Code 5711.33).

Section 2.  Lien of Service Payments. The Declarant grants to the City a continuing lien on the Property as security for the timely payment of the Payments in lieu of Real Property Taxes and Payments in lieu of Personal Property Taxes in accordance with the Agreement.

Section 3.  Use of the Property.  The Declarant covenants that: (a) unless otherwise agreed by the City in writing, the Property will be used only for the Project, (b) such use shall be consistent with the site use requirements of the ODOD Grant (as defined in the Agreement), and (c) it will provide necessary documentation for the City's site certification due December 18, 2010pursuant to the ODOD Grant.

Section 4.  Feedstock.  The Declarant covenants that it will use petroleum coke and coal as its primary feedstock at the Project.  Any renewable or other fuel may also be used pursuant to a written agreement with the City.

Section 5.  Conveyances for Utilities and Streets. In accordance with Article 2.7(f) of the Agreement, the Declarant covenants to convey to the City, at no expense to the City, any easements, rights-of-way or other interests in the Property necessary to permit the City to construct or improve a railroad grade separation on Main Street.

Section 6. Prohibition of Other Conveyances. The Declarant covenants not to sell, assign, convey, lease or transfer the Property or the Project without the written consent of the City, which consent shall be given pursuant to Section 6.4 of the Agreement.  Nothing within this Declaration shall prohibit the Declarant from mortgaging the Property or the Project to obtain financing for it.

Section 7.  Covenants to Run With the Land.  The Declarant agrees that the covenants in Sections 1, 2 3, 4, 5 and 6 above are covenants running with the land and that (i) every future deed conveying any portion of the Property shall provide that those covenants are covenants running with the land, and (ii) those covenants shall, in any event and without regard to technical classification or designation, legal or otherwise, be binding to the fullest extent permitted by law and equity, for the benefit and in favor of, and enforceable by, the City against the Property, the Project and the Owners.  Those covenants shall remain in effect for the term of the Agreement.  The Declarant has further agreed that all such covenants, whether or not such provisions are included by any Owner in any deed to a subsequent Owner, shall be binding upon each Owner and shall be enforceable by the City in the manner provided herein.

In amplification of, and not in restriction of, the provisions of this Section 7, the City, and its respective successors and assigns shall each be deemed a beneficiary of the covenants provided in this declaration.  Such covenants shall run in favor of the City for the entire term of the Agreement, without regard to whether either the City, has at any time been, remains or is an owner of any land or interest therein to, or in favor of, which such covenants relate.  The City shall have the right in the event of any breach of any covenant herein contained, to exercise all of the rights and remedies, and to maintain all actions or suits at law or in equity or in other proper proceedings, to cure such breach, to which it or any other beneficiaries of such covenant may be entitled.

IN WITNESS WHEREOF, the Declarant has caused this Declaration to be executed and effective as of June7th, 2010.

Signed and Acknowledged in the	LIMA ENERGY COMPANY
Presence of:

By:
Dwight N. Lockwood, Secretary

STATE OF OHIO	)
	)	SS:
COUNTY OF __________	)

On this 7th day of June, 2010, Dwight N. Lockwood Secretary of the Lima Energy Company, personally appeared before me and acknowledged the execution of the foregoing instrument and that the execution thereof is his voluntary act and deed on behalf of the Company and the voluntary and corporate act and deed of the Company.

Notary Public

APPENDIX A
PROPERTY

Parcel No. 1

Part of the southwest quarter of Section 6, Township-4-South, Range-7-East, in what was Perry Township, now City of Lima, also known as Lot 13474 of The Lima Locomotive Subdivision (Plat Book 3, Page 347) [also known as Allen County Tax Map Parcel No. 47-0600-03-002.000], plus parts of the southeast quarter of Section 1, Township-4-South, Range-6-East, in what was Shawnee Township, now City of Lima, Allen County, Ohio, also known as all of Lot 13475, all of Lot 13476, part of Lot 13477, and part of Lot 13478 [also known as Allen County Tax Map Parcel No. 46-0100-04-001.000], altogether described by metes and bounds as follows:

Commencing at a county monument box established at a point where the old Shawnee Indian Reservation Line intersects the centerline of Buckeye Road, which point is the best reckoning of the southeast corner of the south half of the west half of the northeast fractional quarter of Section 12 of said Shawnee Township;

thence westerly with the centerline of Buckeye Road at N 89º54'34"W, 210.63 feet to a P.K. nail of record in the centerline of railroad property now operated by CSX Transportation;

thence north-northeasterly with said centerline of railroad property at N 23°20'00"E, 3297.33 feet;

thence west-northwesterly thru said railroad property on a right angle to the previous course at N 66°40'00"W, 50.00 feet to a P.K. nail (set) which replaces a chiseled "X" of record (found) in the west line of said railroad property at the southeast corner of the parcel herein described, which point is also the POINT OF BEGINNING;

thence westerly with the north line of Fourth Street at S 89°29'10"W, 73.44 feet (record distance is 72.00 feet) to an iron pipe (set) that is 2.4 feet westerly from a fence corner post of record (found);

thence generally southwesterly with the north line of Fourth Street on a curve concave northwesterly (not tangent to the previous course) an arc distance of 803.64 feet thru a radius of 865.80 feet (chord bears S 62°48'00"W, 775.10 feet thru a central angle of 53°10'55") to an iron pipe (set) at a theoretical point of tangency;

thence westerly continuing with said north line of Fourth Street at S 89°22'21"W, 1033.15 feet to a railroad spike (set) in the east line of S. Dixie Highway, which point is also the southwest corner of said Lot 13477 [this course passes an iron pipe of record (found) at 109.80 feet, and an iron pipe (set) at 227.31 feet];

thence north-northeasterly with the west line of said Lot 13477 at N 19°24'14"E, 144.45 feet (record distance is 144.65 feet) to a fence corner post of record (found);

thence easterly with a jog in said west line at S 75°43'42"E, 9.95 feet (record distance is 10.00 feet) to a fence corner post of record (found);

thence resuming north-northeasterly with said west line of Lot 13477 at N 24°24'13"E, 356.26 feet (record distance is 355.82 feet) to an iron pipe of record (found) at the northwest corner of said Lot 13477, being also the southwest corner of said Lot 13476;

thence north-northeasterly with the west line of said Lot 13476 at N 19°39'01"E, 195.99 feet (record distance is 195.89 feet) to a vertical railroad rail of record (found) at the northwest corner of said Lot 13476;

thence northeasterly with the northwest line of said Lot 13476, which line by record is the south line of railroad property formerly in the name of The Lake Erie and Western Railroad (as per said Plat Book 3, Page 347), which railroad is now Norfolk Southern property, at N 51°48'41"E, 1020.11 feet (record distance is 1019.61 feet) to a vertical railroad rail of record (found) at an angle point in said line, which point is also the southwest corner of said Lot 13475;

thence northeasterly continuing with the previous course at N 56°39'01"E, 437.73 feet (record distance is 438.44 feet) to a fence corner post of record (found) at another angle point in said line;

thence northeasterly continuing with the previous course at N 51°54'51"E, 479.66 feet (record distance is 480.95 feet) to a fence corner post of record (found) in the east line of said southeast quarter of Section 1, which point is also the northeast corner of said Lot 13475;

thence southerly with said east line of southeast quarter of Section 1, being also the west line of said southwest quarter of Section 6, at S 00°26'05"E, 3.22 feet to a fence corner post of record (found) at the northwest corner of said Lot 13474;

thence resuming northeasterly now with the northwest line of said Lot 13474, which line by record is also said south line of former Lake Erie and Western Railroad property, at N 51°47'24"E, 253.49 feet (record distance is 252.06 feet) to a two-inch iron bar of record (found) at a theoretical point of curvature in said line;

thence generally northeasterly with the previous course on a curve concave northwesterly an arc distance of 948.03 feet thru a radius of 3919.83 feet (chord bears N 46°11'09"E, 945.72 feet thru a central angle of 13°51'26") to a cotton gin spindle (set) in the west line of S. Main Street, which point is also the northeast corner of said Lot 13474 [this point is 2.01 feet southerly from a mine spike of record (found) which encroaches upon the former Lake Erie & Western Railroad property];

thence southerly with said west line of S. Main Street at S 00°05'27"W, 162.93 feet (record distance is 163.38 feet) to a P.K. nail (set) in the west line of said CSX Transportation property;

thence south-southwesterly with said west line of CSX property at S 23°20'00"W, 2275.18 feet (record distance is 2276.98 feet) to the POINT OF BEGINNING.

Thus far, an area of 57.938 acres has been described; HOWEVER, a subtraction must be made for a landlocked parcel within this area which is known as Allen County Tax Map Parcel No. 46-0100-04-001.001 and is now in the name of Electron Ventures, Limited (Deed Volume 829, Page 269, plus Deed Volume 890, Page 632), described more particularly as follows:

Commencing at the railroad spike (set) called for above at the southwest corner of said Lot 13477 of The Lima Locomotive Subdivision;

thence easterly with the south line of said Lot 13477, being also the north line of Fourth Street, at N 89°22'21"E, 805.84 feet (record distance is 805.56 feet) to an iron pipe (set);

thence northerly into said Lot 13477 at N 00°25'17"W, 36.61 feet (record distance is 36.85 feet) to an iron pipe of record (found) at the southwest corner of said Electron Ventures property and the POINT OF BEGINNING;

(1) thence continuing northerly at N 00°25'17"W, 81.84 feet to an iron pipe of record (found);

(2) thence east-northeasterly at N 65°27'34"E, 27.12 feet to an iron pipe of record (found);

(3) thence east-northeasterly at N 79°50'19"E, 88.82 feet to an iron pipe of record (found);

(4) thence easterly at S 82°38'42"E, 23.75 feet to an iron pipe (set 2001);

(5) thence northerly at N 01°02'37"W, 35.96 feet to an iron pipe (set 2001);

(6) thence easterly and a right angle to the previous course at N 88°57'23"E, 228.74 feet to an iron pipe (set 2001);

(7) thence southerly at S 00°25'17"E, 66.00 feet to an iron pipe of record (found);

(8) thence southerly at S 00°25'17"E, 65.28 feet to an iron pipe of record (found);

(9) thence westerly at S 79°55'22"W, 50.72 feet to an iron pipe of record (found);

(10) thence westerly at S 88°57'23"W, 314.18 feet to the POINT OF BEGINNING.

THUS, correcting for said landlocked area, the gross area of subject Parcel 1 is 56.906 acres, of which no area is occupied by any present roadway, leaving a net area also of 56.906 acres; subject to all legal easements and other restrictions of record.  Of this 56.906 acres, 14.905 acres are in Tax Parcel No. 47-0600-03-002.000 (Lot 13474) and 42.001 acres are in Tax Parcel No. 46-0100-04-001.000.

Bearings are based on a record bearing of N 23°20'00"E for the centerline of the railroad property now operated by CSX Transportation.  All iron pipes which were set during previous work by K&K are 3/4-inch diameter by 30-inch long iron pipes with an orange plastic "K&K/LIMA" plug.

Parcel No. 2

Being all of Lots 6182 thru 6198 of Brice’s Second Addition (Plat Book 4, Page 99), and all of Lots 8970 thru 8980 of Bowers Addition (Plat Book 3, Page 277), plus adjacent vacated streets and alleys, all in the City of Lima, Allen County, Ohio, which lands are also known as Allen County Tax Map Parcel No. 47-0610-06-001.000, more particularly described by metes and bounds as follows:

BEGINNING at an iron pipe (set) at the intersection of the north line of Third Street and the east line of railroad property now occupied by CSX Transportation, which point is also the southwest corner of Lot 6193 of Brice’s Second Addition [this point is 0.52 feet easterly from an iron pipe of record (found) which encroaches upon said railroad property];

thence north-northeasterly with said east line of CSX property at N 23°20’00”E, 1218.72 feet (record distance is 1221.07 feet) to an iron pipe (set) at the north corner of Lot 8980 of Bowers Addition [this point is 1.98 feet southerly from an iron pipe of record (found) which encroaches upon said railroad property];

thence southerly with the west line of S. Main Street at S 00.02’37”E, 1116.49 feet (record distance is 1118.30 feet) to a chiseled “X” of record (found) at the southeast corner of Lot 6188 of Brice’s Second Addition, which point is also in the north line of Third Street;
thence westerly with said north line of Third Street at S 89°41’51”W, 483.56 feet (record distance is 483.65 feet) to the POINT OF BEGINNING.

This parcel contains a gross area of 6.197 acres, of which no area is occupied by any present roadway, leaving a net area also of 6.197 acres; subject to all legal easements and other restrictions of record.

EXHIBIT B
PROPERTY

Parcel No. 1

Part of the southwest quarter of Section 6, Township-4-South, Range-7-East, in what was Perry Township, now City of Lima, also known as Lot 13474 of The Lima Locomotive Subdivision (Plat Book 3, Page 347) [also known as Allen County Tax Map Parcel No. 47-0600-03-002.000], plus parts of the southeast quarter of Section 1, Township-4-South, Range-6-East, in what was Shawnee Township, now City of Lima, Allen County, Ohio, also known as all of Lot 13475, all of Lot 13476, part of Lot 13477, and part of Lot 13478 [also known as Allen County Tax Map Parcel No. 46-0100-04-001.000], altogether described by metes and bounds as follows:

Commencing at a county monument box established at a point where the old Shawnee Indian Reservation Line intersects the centerline of Buckeye Road, which point is the best reckoning of the southeast corner of the south half of the west half of the northeast fractional quarter of Section 12 of said Shawnee Township;

thence westerly with the centerline of Buckeye Road at N 89°54'34"W, 210.63 feet to a P.K. nail of record in the centerline of railroad property now operated by CSX Transportation;

thence north-northeasterly with said centerline of railroad property at N 23°20'00"E, 3297.33 feet;

thence west-northwesterly thru said railroad property on a right angle to the previous course at N 66°40'00"W, 50.00 feet to a P.K. nail (set) which replaces a chiseled "X" of record (found) in the west line of said railroad property at the southeast corner of the parcel herein described, which point is also the POINT OF BEGINNING;

thence westerly with the north line of Fourth Street at S 89°29'10"W, 73.44 feet (record distance is 72.00 feet) to an iron pipe (set) that is 2.4 feet westerly from a fence corner post of record (found);

thence generally southwesterly with the north line of Fourth Street on a curve concave northwesterly (not tangent to the previous course) an arc distance of 803.64 feet thru a radius of 865.80 feet (chord bears S 62°48'00"W, 775.10 feet thru a central angle of 53°10'55") to an iron pipe (set) at a theoretical point of tangency;

thence westerly continuing with said north line of Fourth Street at S 89°22'21"W, 1033.15 feet to a railroad spike (set) in the east line of S. Dixie Highway, which point is also the southwest corner of said Lot 13477 [this course passes an iron pipe of record (found) at 109.80 feet, and an iron pipe (set) at 227.31 feet];

thence north-northeasterly with the west line of said Lot 13477 at N 19°24'14"E, 144.45 feet (record distance is 144.65 feet) to a fence corner post of record (found);

thence easterly with a jog in said west line at S 75°43'42"E, 9.95 feet (record distance is 10.00 feet) to a fence corner post of record (found);

thence resuming north-northeasterly with said west line of Lot 13477 at N 24°24'13"E, 356.26 feet (record distance is 355.82 feet) to an iron pipe of record (found) at the northwest corner of said Lot 13477, being also the southwest corner of said Lot 13476;

thence north-northeasterly with the west line of said Lot 13476 at N 19°39'01"E, 195.99 feet (record distance is 195.89 feet) to a vertical railroad rail of record (found) at the northwest corner of said Lot 13476;

thence northeasterly with the northwest line of said Lot 13476, which line by record is the south line of railroad property formerly in the name of The Lake Erie and Western Railroad (as per said Plat Book 3, Page 347), which railroad is now Norfolk Southern property, at N 51°48'41"E, 1020.11 feet (record distance is 1019.61 feet) to a vertical railroad rail of record (found) at an angle point in said line, which point is also the southwest corner of said Lot 13475;

thence northeasterly continuing with the previous course at N 56°39'01"E, 437.73 feet (record distance is 438.44 feet) to a fence corner post of record (found) at another angle point in said line;

thence northeasterly continuing with the previous course at N 51°54'51"E, 479.66 feet (record distance is 480.95 feet) to a fence corner post of record (found) in the east line of said southeast quarter of Section 1, which point is also the northeast corner of said Lot 13475;

thence southerly with said east line of southeast quarter of Section 1, being also the west line of said southwest quarter of Section 6, at S 00°26'05"E, 3.22 feet to a fence corner post of record (found) at the northwest corner of said Lot 13474;

thence resuming northeasterly now with the northwest line of said Lot 13474, which line by record is also said south line of former Lake Erie and Western Railroad property, at N 51°47'24"E, 253.49 feet (record distance is 252.06 feet) to a two-inch iron bar of record (found) at a theoretical point of curvature in said line;

thence generally northeasterly with the previous course on a curve concave northwesterly an arc distance of 948.03 feet thru a radius of 3919.83 feet (chord bears N 46°11'09"E, 945.72 feet thru a central angle of 13°51'26") to a cotton gin spindle (set) in the west line of S. Main Street, which point is also the northeast corner of said Lot 13474 [this point is 2.01 feet southerly from a mine spike of record (found) which encroaches upon the former Lake Erie & Western Railroad property];

thence southerly with said west line of S. Main Street at S 00°05'27"W, 162.93 feet (record distance is 163.38 feet) to a P.K. nail (set) in the west line of said CSX Transportation property;

thence south-southwesterly with said west line of CSX property at S 23°20'00"W, 2275.18 feet (record distance is 2276.98 feet) to the POINT OF BEGINNING.

Thus far, an area of 57.938 acres has been described; HOWEVER, a subtraction must be made for a landlocked parcel within this area which is known as Allen County Tax Map Parcel No. 46-0100-04-001.001 and is now in the name of Electron Ventures, Limited (Deed Volume 829, Page 269, plus Deed Volume 890, Page 632), described more particularly as follows:

Commencing at the railroad spike (set) called for above at the southwest corner of said Lot 13477 of The Lima Locomotive Subdivision;

thence easterly with the south line of said Lot 13477, being also the north line of Fourth Street, at N 89°22'21"E, 805.84 feet (record distance is 805.56 feet) to an iron pipe (set);

thence northerly into said Lot 13477 at N 00°25'17"W, 36.61 feet (record distance is 36.85 feet) to an iron pipe of record (found) at the southwest corner of said Electron Ventures property and the POINT OF BEGINNING;

(1) thence continuing northerly at N 00°25'17"W, 81.84 feet to an iron pipe of record (found);

(2) thence east-northeasterly at N 65°27'34"E, 27.12 feet to an iron pipe of record (found);

(3) thence east-northeasterly at N 79°50'19"E, 88.82 feet to an iron pipe of record (found);

(4) thence easterly at S 82°38'42"E, 23.75 feet to an iron pipe (set 2001);

(5) thence northerly at N 01°02'37"W, 35.96 feet to an iron pipe (set 2001);

(6) thence easterly and a right angle to the previous course at N 88°57'23"E, 228.74 feet to an iron pipe (set 2001);

(7) thence southerly at S 00°25'17"E, 66.00 feet to an iron pipe of record (found);

(8) thence southerly at S 00°25'17"E, 65.28 feet to an iron pipe of record (found);

(9) thence westerly at S 79°55'22"W, 50.72 feet to an iron pipe of record (found);

(10) thence westerly at S 88°57'23"W, 314.18 feet to the POINT OF BEGINNING.

THUS, correcting for said landlocked area, the gross area of subject Parcel 1 is 56.906 acres, of which no area is occupied by any present roadway, leaving a net area also of 56.906 acres; subject to all legal easements and other restrictions of record.  Of this 56.906 acres, 14.905 acres are in Tax Parcel No. 47-0600-03-002.000 (Lot 13474) and 42.001 acres are in Tax Parcel No. 46-0100-04-001.000.

Bearings are based on a record bearing of N 23°20'00"E for the centerline of the railroad property now operated by CSX Transportation.  All iron pipes which were set during previous work by K&K are 3/4-inch diameter by 30-inch long iron pipes with an orange plastic "K&K/LIMA" plug.

Parcel No. 2

Being all of Lots 6182 thru 6198 of Brice’s Second Addition (Plat Book 4, Page 99), and all of Lots 8970 thru 8980 of Bowers Addition (Plat Book 3, Page 277), plus adjacent vacated streets and alleys, all in the City of Lima, Allen County, Ohio, which lands are also known as Allen County Tax Map Parcel No. 47-0610-06-001.000, more particularly described by metes and bounds as follows:

BEGINNING at an iron pipe (set) at the intersection of the north line of Third Street and the east line of railroad property now occupied by CSX Transportation, which point is also the southwest corner of Lot 6193 of Brice’s Second Addition [this point is 0.52 feet easterly from an iron pipe of record (found) which encroaches upon said railroad property];

thence north-northeasterly with said east line of CSX property at N 23°20’00”E, 1218.72 feet (record distance is 1221.07 feet) to an iron pipe (set) at the north corner of Lot 8980 of Bowers Addition [this point is 1.98 feet southerly from an iron pipe of record (found) which encroaches upon said railroad property];

thence southerly with the west line of S. Main Street at S 00.02’37”E, 1116.49 feet (record distance is 1118.30 feet) to a chiseled “X” of record (found) at the southeast corner of Lot 6188 of Brice’s Second Addition, which point is also in the north line of Third Street;
thence westerly with said north line of Third Street at S 89°41’51”W, 483.56 feet (record distance is 483.65 feet) to the POINT OF BEGINNING.

This parcel contains a gross area of 6.197 acres, of which no area is occupied by any present roadway, leaving a net area also of 6.197 acres; subject to all legal easements and other restrictions of record.